EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Richardson Electronics, Ltd. 2006 Stock Option Plan for Non-Employee Directors of our report dated July 2, 2003, with respect to the consolidated financial statements and schedule of Richardson Electronics, Ltd. for the year ended May 31, 2003 included or incorporated by reference in its Annual Report on form 10-K for the year ended May 28, 2005.

Ernst & Young LLP

November 18, 2005